Exhibit 4.2

FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

THIS FOURTH AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of May 13, 2025 (the “Effective Date”) by and among:

1.	Hacker Interstellar Inc., an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.	Hacker Interstellar HK Limited, a company organized and existing under the laws of Hong Kong (the “HK Co.”);

3.	Beijing Tomorrow Wormhole Technology Co., Ltd. (北京明日虫洞科技有限公司), a limited liability company organized and existing under the laws of the PRC, as the wholly-owned subsidiary of the HK Co. (the “WFOE”);

4.	Beijing Tongshi Technology Co., Ltd. (北京同食科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “Domestic Company”);

5.	The person as set forth in Schedule A-1 attached hereto (the “Founder”);

6.	The Entity as set forth in Schedule A-2 attached hereto (the “BVI Co.”);

7.	The Entity as set forth in Schedule A-3 attached hereto (“New Locality”);

8.	The Entity as set forth in Schedule A-4 attached hereto (the “Angel Investor”);

9.	The Entities listed on Schedule A-5 attached hereto (each, an “Preferred Investor” and collectively, the “Preferred Investors”).

The Company, the HK Co., the WFOE, the Domestic Company and each Person (except individuals) controlled by the Company and their respective subsidiaries from time to time, unless the text specifically indicates otherwise are referred to collectively herein as the “Group Companies”, and each, a “Group Company”.

The WFOE and the Domestic Company are referred to collectively herein as the “PRC Companies”, and each a “PRC Company”.

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

Any capitalized but undefined terms in this Agreement shall have the meanings prescribed to them in Schedule B.

RECITALS

A. The Company, Thousand Lakes Limited, the HK Co., the WFOE, the Domestic Company, the Founder, CW Ads and certain other parties thereto have entered into a Series A Preferred Share Purchase Agreement dated September 9, 2016 (the “Series A Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 5,653,044 Series A convertible preferred shares, par value US$0.0001 per share (the “Series A Preferred Shares”) to CW Ads.

B. The Company, Thousand Lakes Limited, the HK Co., the WFOE, the Domestic Company, the Founder, LC Funds and certain other parties thereto have entered into a Series B Preferred Share Purchase Agreement dated September 14, 2016 (the “Series B Share Purchase Agreement”), under which the Company issued and allotted an aggregate of 3,768,696 Series B convertible preferred shares, par value US$0.0001 per share (the “Series B Preferred Shares”) to LC Funds.

C. CW Ads has transferred all of the Series A Preferred Shares to DotC United pursuant to an Instrument of Transfer dated October 30, 2017.

D. The Company, Thousand Lakes Limited, the HK Co., the WFOE, the Domestic Company, the Founder, DotC United, LC Funds, Danhua Capital, Tencent and certain other parties thereto have entered into a Series C Preferred Share Purchase Agreement dated April 25, 2018 (the “Series C Share Purchase Agreement”) under which the Company issued and allotted an aggregate of 8,177,584 Series C convertible preferred shares, par value US$0.0001 per share to DotC United, LC Funds, Danhua Capital and Tencent.

E. The Company, Thousand Lakes Limited, the HK Co., the WFOE, the Domestic Company, the Founder, Vision Plus and certain other parties thereto have entered into a Series C Preferred Share Purchase Agreement dated July 31, 2018 (the “Second Series C Share Purchase Agreement”, together with the Series A Share Purchase Agreement, Series B Share Purchase Agreement and Series C Share Purchase Agreement, collectively, “Share Purchase Agreements” and each a “Share Purchase Agreement”), under which the Company shall issue and allot an aggregate of 490,655 Series C convertible preferred shares, par value US$0.0001 per share to Vision Plus (together with the 8,177,584 Series C convertible preferred shares issued and allocated under the Series C Share Purchase Agreement, collectively, the “Series C Preferred Shares”).

F. The Group Companies, Thousand Lakes Limited, the Founder, the Angel Investor, CW Ads and certain other parties thereto had entered into a Shareholders Agreement on September 9, 2016 (the “First Shareholders Agreement”);

G. The Group Companies, Thousand Lakes Limited, the Founder, the Angel Investor, CW Ads ， LC Funds and certain other parties thereto had entered into a Shareholders Agreement on September 19, 2016 (the “Second Shareholders Agreement”);

H. The Group Companies, Thousand Lakes Limited, the Founder, the Angel Investor, DotC United, LC Funds, Danhua Capital, Tencent and certain other parties thereto had entered into a Shareholders Agreement on April 25, 2018 (the “Third Shareholders Agreement-1”);

I. The Group Companies, Thousand Lakes Limited, the Founder, the Angel Investor, DotC United, LC Funds, Danhua Capital, Tencent, Vision Plus and certain other parties thereto had entered into a Shareholders Agreement on July 31, 2018 (the “Third Shareholders Agreement-2”, together with the First Shareholders Agreement, the Second Shareholders Agreement and the Third Shareholders Agreement-1, the “Prior Shareholders Agreements”);

J. Th Company has issued 1,309,810 Ordinary Shares to New Locality and Thousand Lakes Limited has transferred 881,187 Ordinary Shares to New Locality pursuant to an Instrument of Transfer on July 15, 2019;

K. The Company has repurchased from New Locality 547,749 Ordinary Shares on September 26, 2020;

L. DotC United has transferred (i)1,486,511 and 699,535 Series A Preferred Shares to CW Ads, (ii)296,759 Series A Preferred Shares to Banyan, (iii)2,736,472 Series A Preferred Shares to X-Runner Inc. pursuant to Instrument of Transfer on April 29, 2022; and X-Runner Inc. has transferred 2,736,472 Series A Preferred Shares to Cosmic Vision pursuant to an Instrument of Transfer on June 29, 2022 (the “First DotC United Transfer”);

M. DotC United has transferred (i)71,499 Series A Preferred Shares to BAI GmbH, (ii)25,936 Series A Preferred Shares to Golden Dawn, (iii) 122,921 Series A Preferred Shares to Lightspeed Partners on June 9, 2023 (the “Second DotC United Transfer”);

N. DotC United has transferred 213,411 Series A Preferred Shares and 163,552 Series C Preferred Shares to BrightAds Investment pursuant to Instrument of Transfer on June 11, 2024 (the “Third DotC United Transfer”, together with the First DotC United Transfer and the Second DotC United Transfer, the “DotC United Transfers”);

O. CW Ads has transferred 349,767 Series A Preferred Shares to DotC United pursuant to an Instrument of Transfer on July 24, 2024;

P. Pursuant to the DotC United Transfers, (i)CW Ads and Banyan has signed the Deeds of Adherence respectively with the Company on April 27, 2022, (ii)Cosmic Vision has signed the Deeds of Adherence with the Company on June 22, 2022, (iii)Golden Dawn, BAI GmbH and Lightspeed Partners has signed the Deeds of Adherence with the Company on March 3, 2023, (iv) BrightAds Investment has signed the Deeds of Adherence respectively with the Company on June 5, 2024, according to the Deeds of Adherence mentioned above, CW Ads, Banyan, Cosmic Vision, Golden Dawn, BAI GmbH, Lightspeed Partners and BrightAds Investment become a party to and are bound by the terms of the Third Shareholders Agreement-2;

Q. The Company has repurchased the following shares of the Company, pursuant to the applicable share repurchase agreements dated April 23, 2025, and April 25, 2025, respectively: (i) 2,078,969 Series C Preferred Shares from Tencent, (ii) 1,099,050 Series B Preferred Shares and 92,676 Series C Preferred Shares from LC Fund, (iii) 113,072 Series B Preferred Shares and 5,949 Series C Preferred Shares from LC Parallel Fund, (iv) 98,625 Series C Preferred Shares from Vision Plus, and (v) 98,625 Series C Preferred Shares from Danhua Capital (collectively, the “Share Repurchase”);

R. Thousand Lakes Limited (a limited liability company organized and existing under the laws of the British Virgin Islands, which is wholly owned by the Founder) has swapped 7,792,722 Ordinary Shares of the Company to hold unto BVI Co. on May 12, 2025, in consideration for the allotment and issue of one ordinary share of BVI Co.;

S. The Third Shareholders Agreement-2 may be amended, and any provision therein waived, with the consent of the requisite parties (the “Requisite Parties”) pursuant to Section 6.2 of the Third Shareholders Agreement-2, and in connection with the consummation of the Share Repurchase, the Requisite Parties desire to amend and restate the Third Shareholders Agreement-2 as set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Requisite Parties hereby agree that the Third Shareholders Agreement-2 shall be amended and restated in its entirety by this Agreement as follows:

1. INFORMATION RIGHTS; BOARD REPRESENTATION.

1.1. Information and Inspection Rights.

(i) Information Rights. Each of the Group Companies covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, the Group Companies shall deliver to such holder of the Preferred Shares:

(a) audited annual consolidated financial statements, within ninety (90) days after the end of each fiscal year, prepared in conformance with GAAP and audited by a reputable accounting firm mutually acceptable to the parties;

(b) unaudited quarterly consolidated financial statements within thirty (30) days after the end of each of the first three fiscal quarters, prepared in conformance with GAAP;

(c) unaudited semi-annual consolidated financial statements within thirty (30) days after the end of each of the first six months, prepared in conformance with GAAP;

(d) unaudited monthly consolidated financial statements with comparison with actual result against annual capital expenditure and operations budget, within thirty (30) days after the end of each month, prepared in conformance with GAAP;

(e) an annual capital expenditure and operations budget of the Group Companies for the following fiscal year, as approved by the Board, within thirty (30) days prior to the beginning of such fiscal year;

(f) upon the written request by any holder of Preferred Shares, relevant operating data and such other information as such holder of Preferred Shares shall reasonably request from time to time;

(g) as promptly as practicable, any other information that is otherwise disclosed to other shareholders of the Company during the ordinary course of the business of the Group Companies (the above rights, collectively, the “Information Rights”).

All financial statements to be provided to such holder of Preferred Shares pursuant to this Section 1.1(i) shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year to-date and shall be prepared in conformance with GAAP.

(ii) Inspection Rights. Each of the Group Companies further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Shares are outstanding, each holder of Preferred Shares shall, at reasonable intervals, have (i) the right to inspect facilities, records and books of the Group Companies at any time during regular working hours upon reasonable prior notice to the Group Companies, and (ii) the right to discuss the business, operations and conditions of the Group Companies with their respective directors, officers, employees, accountants, legal counsel and investment bankers (the “Inspection Rights”).

(iii) Termination of Rights. The Information Rights and Inspection Rights shall terminate upon consummation of a QIPO.

1.2. Board of Directors a nd Observer.

(i) Directors.

(a) the Series B Preferred Holders (so long as they continue to hold at least 1,958,217 Series B Preferred Shares (as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein) in the Company) shall be entitled to appoint and remove one (1) director (the “Series B Director”);

(b) Tencent (so long as it continues to hold at least 3,516,362 Series C Preferred Shares (as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein) in the Company) shall be entitled to appoint and remove one (1) director (the “Series C Director”, together with the Series B Director, collectively, the “Investor Directors” and each an “Investor Director”); and

(c) the Founder shall be entitled to appoint and remove three (3) directors.

(ii) Observer.

(a) Tencent (so long as it continues to hold at least 3,516,362 Series C Preferred Shares (as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein) in the Company) shall be entitled to appoint one (1) observer to attend and speak at all Board meetings (in a non-voting observer capacity).

(b) The Series A Preferred Holders (so long as they continue to hold 2,826,523 Series A Preferred Shares (as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein) in the Company) shall be entitled to appoint one (1) observer to attend and speak at all Board meetings (in a non-voting observer capacity).

1.3. Board Quorum. Subject to the Restated Articles, a meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than three (3) directors, which shall include both Investor Directors.

1.4. Director Expenses. The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with attending any meetings of the Board and any committee thereof.

1.5. Indemnification of Investor Directors. Subject to applicable laws, the Company shall indemnify the Investor Directors against any act, omission or conduct of or by the Company, its officers, employees or representatives, or the Shareholders, as a result of which, in whole or in part, any of the Investor Directors is made party to, or otherwise incurs any claims including a loss pursuant to or in connection with any action, suit, claim or proceeding arising out of or relating to any such act, omission or conduct. The Company acknowledges that the Investor Directors may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Preferred Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Investor Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Investor Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Investor Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Investor Director to the extent legally permitted and as required by the Restated Articles of the Company (or any agreement between the Company and such Investor Director), without regard to any rights such Investor Director may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Investor Director with respect to any claim for which such Investor Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Director against the Company.

1.6. Composition of Board Committees. The Series C Director shall be appointed to each and every committee of the Board.

1.7. The HK Co., the WFOE and the Domestic Company. At the request of Tencent or Series B Preferred Holders, each of the HK Co., the WFOE and Domestic Company shall have the same number of directors as the Company, and the Series C Preferred Holders and Series B Preferred Holders shall be entitled to appoint the same number of directors to each of the HK Co., the WFOE and Domestic Company as it is entitled to appoint to the Company.

2. REGISTRATION RIGHTS.

2.1. Applicability of Rights. The Holders (as defined below) shall be entitled to the following rights with respect to any proposed public offering of the Company’s Ordinary Shares in the United States and shall be entitled to reasonably equivalent or analogous rights with respect to any other offering of the Company’s securities in Hong Kong or any other jurisdiction in which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2.2. Definitions. For purposes of this Section 2:

(i) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by filing a registration statement which is in a form which complies with, and is declared effective by the SEC (as defined below) in accordance with, the Securities Act.

(ii) Registrable Securities. The term “Registrable Securities” means: (1) any Ordinary Shares of the Company issued or issuable pursuant to conversion of any shares of Preferred Shares issued (A) under the Share Purchase Agreements, or (B) pursuant to the Right of Participation (defined in Section 3.1) or to the Super Participation Right (defined in Section 3.5), (2) any Ordinary Shares issued (or issuable upon the conversion or exercise of any warrant, right or other security which is issued) as a dividend or other distribution with respect to, or in exchange for or in replacement of, any Preferred Shares described in clause (1) of this subsection (b), (3) any other Ordinary Shares of the Company owned or hereafter acquired by the holders of Preferred Shares. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not validly assigned in accordance with this Agreement, and any Registrable Securities which are sold in a registered public offering under the Securities Act or analogous statute of another jurisdiction, or sold pursuant to Rule 144 promulgated under the Securities Act or analogous rule of another jurisdiction.

(iii) Registrable Securities then Outstanding. The number of shares of “Registrable Securities then Outstanding” shall mean the number of Ordinary Shares of the Company that are Registrable Securities and are then issued and outstanding, issuable upon conversion of Preferred Shares then issued and outstanding, or issuable upon conversion or exercise of any warrant, right or other security then outstanding.

(iv) Holder. For purposes of this Section 2, the term “Holder” means any person owning or having the rights to acquire Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(v) Form F-3. The term “Form F-3” means such respective form under the Securities Act or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(vi) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(vii) Registration Expenses. The term “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.3, 2.4 and 2.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees, and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel for all the Holders, “blue sky” fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(viii) Selling Expenses. The term “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to Sections 2.3, 2.4 and 2.5 hereof.

(ix) Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

2.3. Demand Registration.

(i) Request by Holders. If the Company shall, at any time after the earlier of (i) the sixth (6th) anniversary after the Series B Closing Date or (ii) one (1) year following the taking effect of a registration statement for a QIPO, receive a written request from the Holders of at least 50% of the Registrable Securities then Outstanding that the Company file a registration statement under the Securities Act covering the registration of at least twenty percent (20%) (or any lesser percentage if the anticipated gross proceeds to the Company from such proposed offering would exceed US$5,000,000) of the Registrable Securities pursuant to this Section 2.3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.3; provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to this Section 2.3 or Section 2.5 or in which the Holders had an opportunity to participate pursuant to the provisions of Section 2.4, other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Section 2.4(i). The Company shall be obligated to effect no more than three (3) registrations pursuant to this Section 2.3. For purposes of this Agreement, reference to registration of securities under the Securities Act and the Exchange Act shall be deemed to mean the equivalent registration in a jurisdiction other than the United States as designated by such Holders, it being understood and agreed that in each such case all references in this Agreement to the Securities Act, the Exchange Act and rules, forms of registration statements and registration of securities thereunder, U.S. law and the SEC, shall be deemed to refer, to the equivalent statutes, rules, forms of registration statements, registration of securities and laws of and equivalent government authority in the applicable non-U.S. jurisdiction. In addition, “Form F-3” shall be deemed to refer to Form S-3 or any comparable form under the U.S. securities laws in the condition that the Company is not at that time eligible to use Form F-3.

(ii) Underwriting. If the Holders initiating the registration request under this Section 2.3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 2.3 and the Company shall include such information in the Request Notice. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company. Notwithstanding any other provision of this Section 2.3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then Outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided further, that at least twenty percent (20%) (or any lesser percentage if the anticipated gross proceeds to the Company from such proposed offering would exceed $5,000,000) of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 2.3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed at such time, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period; provided further, that the Company shall not register any other of its shares during such twelve (12) month period. A demand right shall not be deemed to have been exercised until such deferred registration shall have been effected.

2.4. Piggyback Registrations.

(i) The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or a corporate reorganization), and shall afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall within twenty (20) days after receipt of the above- described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series A Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Series A Preferred Shares and Series A Conversion Shares. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series B Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Series B Preferred Shares and Series B Conversion Shares. No Holder of Registrable Securities shall be granted piggyback registration rights superior to those of the Holders of the Series C Preferred Shares without the consent in writing of the Holders of at least fifty percent (50%) of the Series C Preferred Shares and Series C Conversion Shares.

(ii) Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 4, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that (i) the number of Registrable Securities included in any such registration is not reduced below twenty-five percent (25%) of the aggregate number of shares of Registrable Securities for which inclusion has been requested; and (ii) all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(iii) Not Demand Registration. Registration pursuant to this Section 2.4 shall not be deemed to be a demand registration as described in Section 2.3 above. There shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.4.

2.5. Form F-3. In case the Company shall receive from any Holder a written request or requests that the Company effect a registration on Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

(i) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holders’ request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(ii) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 2.5(i); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.5:

(a) if Form F-3 is not available for such offering by theH olders;

(b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$500,000;

(c) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its shareholders for such Form F-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form F-3 registration statement no more than once during any twelve (12) month period for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.5; provided that the Company shall not register any of its other shares during such sixty (60) day period;

(d) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations under the Securities Act other than a registration from which the Registrable Securities of Holders have been excluded (with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration) pursuant to the provisions of Sections 2.3(ii) and

2.4 (i); or

(e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Subject to the foregoing, the Company shall file a Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders.

(iii) Not Demand Registration. Form F-3 registrations shall not be deemed to be demand registrations as described in Section 2.3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.5.

2.6. Expenses. All Registration Expenses incurred in connection with any registration pursuant to Sections 2.3, 2.4 or 2.5 (but excluding Selling Expenses, underwriting discounts and commissions, and fees for special counsel of the Holders participating in such registration) shall be borne by the Company; provided, however, the expenses in excess of $25,000 of any special audit required in connection with a demand registration shall be borne pro rata by the Holders participating in such registration. Each Holder participating in a registration pursuant to Sections 2.3, 2.4 or 2.5 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all Selling Expenses or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders.

Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then Outstanding agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 2.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to Section 2.3.

2.7. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(i) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, in the case of Registrable Securities registered under Form F-3 in accordance with Rule 415 under the Securities Act or a successor rule, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such ninety (90) day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), and (ii) in the case of any registration of Registrable Securities on Form F-3 which are intended to be offered on a continuous or delayed basis, such ninety (90) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(ii) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(iii) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(iv) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(v) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(vi) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of (i) the issuance of any stop order by the SEC in respect of such registration statement, or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(vii) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriter(s) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (a) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (b) letters dated as of (x) the effective date of the registration statement covering such Registrable Securities and (y) the closing date of the offering, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

2.8. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.3, 2.4 or 2.5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

2.9. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.3, 2.4 or 2.5:

(i) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(i) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, legal counsel, underwriter or controlling person of such Holder.

(ii) By Selling Holders. To the extent permitted by law, each selling Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other United States federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 2.9(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that in no event shall any indemnity under this Section 2.9(ii) exceed the net proceeds received by such Holder in the registered offering out of which the applicable Violation arises.

(iii) Notice. Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defence thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 2.9 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(iv) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party in circumstances for which indemnification is provided under this Section 2.9; then, and in each such case, the indemnified party and the indemnifying party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that a Holder (together with its related persons) is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(v) Survival; Consents to Judgments and Settlements. The obligations of the Company and Holders under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defence of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.10. No Registration Rights to Third Parties. Without the prior written consent of the Majority Preferred Holders, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, “piggyback” or Form F-3 registration rights described in this Section 2, or otherwise) relating to any securities of the Company which are senior to, or on a parity with, those granted to the Holders of Registrable Securities.

2.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to:

(i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(iii) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form F-3.

2.12. Market Stand-Off. Each Shareholder agrees that, so long as it holds any voting securities of the Company, upon request by the Company or the underwriters managing the initial public offering of the Company’s securities, it will not sell or otherwise transfer or dispose of any securities of the Company (other than those permitted to be included in the registration and other transfers to affiliates permitted by law) without the prior written consent of the Company or such underwriters, as the case may be, for a period of time specified by the representative of the underwriters not to exceed 180 days from the effective date of the registration statement covering such initial public offering or the pricing date of such offering as may be requested by the underwriters. The Company shall use commercially reasonable efforts to take all steps to shorten such lock-up period. The foregoing provision of this Section 2.12 shall not apply to the sale of any securities of the Company to an underwriter pursuant to any underwriting agreement, and shall only be applicable to the Holders if all other shareholders of the Company enter into similar agreements, and if the Company or any underwriter releases any other shareholder from his, her or its sale restrictions so undertaken, then each Holder shall be notified prior to such release and shall itself be simultaneously released to the same proportional extent. The Company shall require all future acquirers of the Company’s securities to execute prior to a QIPO a market stand-off agreement containing substantially similar provisions as those contained in this Section 2.12.

3. RIGHT OF PARTICIPATION.

3.1. General. Subject always to Sections 3.5, Section 4A and Section 4B, each holder of Preferred Shares (hereinafter referred to as a “Participation Rights Holder”) shall have the right of first refusal (the “Right of Participation”) to purchase all or any part of such Participation Rights Holder’s Pro Rata Share (as defined below) of New Securities (as defined in Section 3.3) that the Company may from time to time issue after the date of this Agreement, or if Tencent exercises its Super Participation Right under Section 3.5, the Balance New Securities (as defined in Section 3.5), subject always to a cap equal to (x) the Maximum Sum less (y) the number of Shares (calculated on a fully-diluted and as-converted basis) such Participation Rights Holder holds at the time the Company is obligated to give the First Participation Notice (“Participation Cap”).

3.2. Pro Rata Share. A Participation Rights Holder’s “Pro Rata Share” for purposes of the Right of Participation is the ratio of (a) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such Participation Rights Holder, to (b) the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all Participation Rights Holders entitled to exercise its Right of Participation.

3.3. New Securities. “New Securities” shall mean any Preferred Shares, Ordinary Shares or other shares of the Company and rights, options or warrants to purchase such Preferred Shares, Ordinary Shares and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Preferred Shares, Ordinary Shares or other shares, provided, however, that the term “New Securities” shall not include:

(i) any Ordinary Shares (and/or options or warrants therefor) issued to employees, officers, directors, contractors, advisors or consultants of the Company pursuant to the ESOP, provided that such Ordinary Shares shall not exceed 11.02% of the total outstanding share capital of the Company immediately after the closing of the transaction contemplated under the Second Series C Share Purchase Agreement (on a fully-diluted and as-converted basis);

(ii) any Ordinary Shares issued or issuable upon the conversion oft he Preferred Shares;

(iii) any securities issued in connection with any share split, share dividend or other similar event in which all Participation Rights Holders are entitled to participate on a pro rata basis;

(iv) any securities issued upon the exercise, conversion or exchange of any outstanding security if such outstanding security constituted a New Security;

(v) any securities issued pursuant to a QIPO;

(vi) any securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity in any case, as duly approved by the Board (which approval includes the approval of both Investor Directors); or

(vii) subject to Section 8 hereof, any securities issued or issuable to banks, equipment leasers or other financial institutions pursuant to a debt financing or commercial leasing transaction, provided that, in the judgment of both Investor Directors, the primary purpose of such issuance is not for equity financing purposes.

3.4. Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Participation Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities, the identity of the purchasers to whom the Company proposes to issue such New Securities, and if Tencent exercises its Super Participation Right under Section 3.5, the amount of Balance New Securities available for purchase. Each Participation Rights Holder shall have ten (10) business days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Participation Rights Holder’s Pro Rata Share of such New Securities (or Balance New Securities, as the case may be) for the price and upon the terms and conditions specified in the First Participation Notice, subject always to the Participation Cap, by giving written notice to the Company and stating therein the quantity of New Securities (or Balance New Securities, as the case may be) to be purchased (not to exceed such Participation Rights Holder’s Pro Rata Share and subject always to the Participation Cap). If any Participation Rights Holder fails to so agree in writing within such ten (10) business day period to purchase such Participation Rights Holder’s full entitlement to an offering of New Securities (or Balance New Securities, as the case may be), then such Participation Rights Holder shall forfeit the right hereunder to purchase that part of its entitlement to such New Securities (or Balance New Securities, as the case may be) that it did not agree to purchase, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii) Second Participation Notice; Oversubscription. If any Participating Rights Holder fails or declines to exercise its Right of Participation in accordance with subsection (a) above, the Company shall promptly give notice (the “Second Participation Notice”) to other Participating Rights Holders who exercised in full their Right of Participation (the “Right Participants”) in accordance with subsection (a) above. Each Right Participant shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of the New Securities, stating the number of the leftover New Securities (“Leftover New Securities”) it proposes to buy (the “Additional Number”), subject always to the Participation Cap. Such notice may be made by telephone if confirmed in writing within in two (2) business days.

If, as a result thereof, such oversubscription exceeds the total number of Leftover New Securities available for purchase, each oversubscribing Right Participant will be cut back by the Company with respect to its oversubscription to that number of Leftover New Securities equal to the lesser of (x) his Additional Number and (y) the product obtained by multiplying (I) the number of Leftover New Securities available for subscription by (II) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants, subject always to the Participation Cap.

Each Right Participant shall be obligated to buy such number of New Securities (or Balance New Securities, as the case may be) as determined by the Company pursuant to this Section 3.4 and the Company shall so notify the Right Participants within fifteen (15) business day s following the date of the Second Participation Notice.

3.5. Super Participation Right of Tencent. Notwithstanding anything to the contrary contained herein but subject always to Section 4A and Section 4B.2, for purpose of this Section 3, so long as the shareholding of Tencent (including any and all of its affiliates, successors, assigns and transferees, taken as a whole) in the Company (on a fully-diluted and as-converted basis) at the time the Company is obligated to give the Super Participation Notice does not exceed the Maximum Sum:

In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give Tencent written notice of its intention to issue New Securities (the “Super Participation Notice”) before giving the other Participation Rights Holder the First Participation Notice, describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities and the identity of the purchasers to whom the Company proposes to issue such New Securities. Subject to Section 4A and Section 4B.2, Tencent shall have the right (“Super Participation Right”) to, within fifteen (15) business days from the date of receipt of any such Super Participation Notice, agree in writing to purchase up to the lesser of (a) such number of New Securities equal to (x) the Maximum Sum less (y) the number of Shares (calculated on a fully-diluted and as-converted basis) Tencent holds at the time the Company is obligated to give the Super Participation Notice and (b) fifty percent (50%) of any New Securities, for the price and upon the terms and conditions specified in the Super Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Any New Securities not purchased by Tencent (“Balance New Securities”) shall then be subject to the Right of Participation in accordance with the procedures set out at Section 3.4. Should Tencent exercise its Super Participation Right pursuant to this Section 3.5, it shall not be entitled to exercise its Right of Participation when the Balance New Securities are offered to the Participation Rights Holders in accordance with the procedures set out at Section 3.4.

3.6. Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Participation Rights Holder exercises the Right of Participation within ten (10) business days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities (or Balance New Securities, as the case may be) described in the First Participation Notice with respect to which the Right of Participation hereunder were not exercised, at the same or higher price and upon non- price terms not more favourable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities (or Balance New Securities, as the case may be) within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Participation Rights Holders pursuant to this Section 3, subject always to Tencent’s rights set out at Section 3.5.

3.7. Termination. The Right of Participation for each Participation Rights Holder and Tencent’s Super Participation Right set out at Section 3.5 shall terminate upon a QIPO.

4. TRANSFER RESTRICTIONS.

4.1. Certain Definitions. For purposes of this Section 4:

“Restricted Ordinary Shares” means (i) the Company’s outstanding Ordinary Shares, (ii) the Ordinary Shares issuable upon exercise of outstanding options or warrants and (iii) the Ordinary Shares issuable upon conversion of any outstanding convertible securities save for Series Seed Shares and Preferred Shares. For the avoidance of doubt, Restricted Ordinary Shares shall not include Ordinary Shares issued or issuable upon conversion of Preferred Shares and Series Seed Shares.

“Preferred Shareholder” means each holder of the Preferred Shares and its permitted assignees to whom its rights under this Section 4 have been duly assigned in accordance with this Agreement.

“Ordinary Shareholder” means any holder of Restricted Ordinary Shares of the Company who holds at least one percent (1%) of the Company’s capital stock (calculated on a fully-diluted and as-converted basis).

4.2. With Respect to Shares Owned by the Ordinary Shareholders.

(i) Restriction on Transfers. Any Ordinary Shareholder may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of its Restricted Ordinary Shares to any person, whether directly or indirectly, except in compliance with this Section 4.2, Section 4A and Section 4B.

(ii) Notice of Sale. Subject to Sections 4.5, Section 4.6, Section 4A and Section 4B of this Agreement, if any Ordinary Shareholder proposes to sell or transfer any Restricted Ordinary Shares held by it (“Selling Shareholder”), then such Selling Shareholder shall promptly give written notice (the “ROFR Notice”) to the Company and each of the Preferred Shareholders (the “Non-Selling Shareholders”) prior to such sale or transfer. The ROFR Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Restricted Ordinary Shares to be sold or transferred (the “Offered Ordinary Shares”), the nature and the material terms and conditions of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Non-Selling Shareholders shall have an option for a period of ten (10) days from receipt of the ROFR Notice to elect to purchase the Offered Ordinary Shares at the same price and subject to the same terms and conditions as described in the ROFR Notice. The Non-Selling Shareholders may exercise such right of first refusal and purchase all or any portion of the Offered Ordinary Shares by notifying the Selling Shareholder in writing before expiration of such ten (10) days period as to the number of Offered Ordinary Shares that it wishes to purchase. Each Non-Selling Shareholder will have the right, exercisable upon written notice (the “ROFR Acceptance Notice”) to the Selling Shareholder, the Company and each other Non-Selling Shareholder within ten (10) days after receipt of the ROFR Notice (the “ROFR Acceptance Period”) of its election to exercise its right of first refusal hereunder. The ROFR Acceptance Notice shall set forth the number of Offered Ordinary Shares that such Non-Selling Shareholder wishes to purchase, which amount shall not exceed the First Refusal Allotment (as defined below) of such Non-Selling Shareholder. Such right of first refusal shall be exercised as follows:

(a) First Refusal Allotment. Each Non-Selling Shareholder shall have the right to purchase that number of the Offered Ordinary Shares (the “First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Ordinary Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Selling Shareholder at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Non-Selling Shareholders at the time of the transaction who elect to participate in the right of first refusal purchase. A Non-Selling Shareholder shall not have a right to purchase any of the Offered Ordinary Shares unless it exercises its right of first refusal within the ROFR Acceptance Period to purchase up to all of its First Refusal Allotment of the Offered Ordinary Shares. To the extent that any Non-Selling Shareholder does not exercise its right of first refusal to the full extent of its First Refusal Allotment, the exercising Non-Selling Shareholders who has elected to purchase its entire First Refusal Allotment of the Offered Ordinary Shares (the “Exercising Non-Selling Shareholders”) shall, at its sole discretion, have a right of over-allotment to purchase such unpurchased Offered Ordinary Shares (“Leftover Offered Ordinary Shares”) by notifying the Selling Shareholder, within ten (10) days after the end of the ROFR Acceptance Period; provided, however, that if as a result thereof, such over-allotment exceeds the total number of the Leftover Offered Ordinary Shares available for purchase, each Exercising Non-Selling Shareholder who exercises his right of over-allotment (“Over-Purchasing Exercising Non-Selling Shareholder”) will be allotted that number of Leftover Offered Ordinary Shares equal to the lesser of (a) the number of the Leftover Offered Ordinary Shares it proposes to purchase; and (b) the product obtained by multiplying (i) the number of Leftover Offered Ordinary Shares by (ii) a fraction the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Over-Purchasing Exercising Non-Selling Shareholder and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) held by all Over-Purchasing Exercising Non-Selling Shareholders.

(b) Purchase Price and Payment. The purchase price for the Offered Ordinary Shares to be purchased by the Non-Selling Shareholders exercising their right of first refusal will be the price set forth in the ROFR Notice, but will be payable as set forth below. If the purchase price in the ROFR Notice includes consideration other than cash, the cash equivalent value of the non- cash consideration will be as previously determined by the Board (which shall include the approval of both Investor Directors) in good faith, which determination will be binding upon the Company, the Selling Shareholder and the Non-Selling Shareholders, absent fraud or error. Payment of the purchase price for the Offered Ordinary Shares purchased by the Non-Selling Shareholders shall be made by wire transfer or check as directed by the Selling Shareholder, against delivery of such Offered Ordinary Shares to be purchased, at a place agreed to by the Selling Shareholder and all the Non- Selling Shareholders who have elected to exercise their rights of first refusal and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 30th day following the date of the First Refusal Expiration Notice (as defined in the Section 4.2(ii)(c) below).

(c) Expiration Notice. Within ten (10) days after the expiration of the ROFR Acceptance Period, the Company will give written notice (the “First Refusal Expiration Notice”) to the Selling Shareholder and the Non-Selling Shareholders specifying either (i) that all of the Offered Ordinary Shares were subscribed by the Non-Selling Shareholders exercising their rights of first refusal, or (ii) that the Non-Selling Shareholders have not subscribed for all of the Offered Ordinary Shares in which case theFirst Refusal Expiration Notice will specify the Co-Sale Pro Rata Portion (as defined in Section 4.2(ii)(d)(aa) below) of the remaining Offered Ordinary Shares for the purpose of the co- sale right of the Preferred Shareholders described in Section 4.2(ii)(d) below.

(d) Co-Sale Right. In the event that any Non-Selling Shareholder has not exercised its right of first refusal with respect to any or all of the Offered Ordinary Shares subject to Section 4.2(ii)(a) to (c) above, then the remaining Offered Ordinary Shares not subscribed for under the right of first refusal pursuant to Section 4.2(ii)(a) to (c) above shall be subject to co-sale rights under this Section 4.2(ii)(d) and each Preferred Shareholder who has not exercised any of its right of first refusal with respect to the Offered Ordinary Shares (“Co-Sale Right Holder”) shall have the right, exercisable upon written notice to the Selling Shareholder, the Company and each other Non-Selling Shareholder (the “Co-Sale Acceptance Notice”) within ten (10) days after receipt of First Refusal Expiration Notice (the “Co-Sale Acceptance Period”), to participate in such sale of the Offered Ordinary Shares on the same terms and conditions as set forth in the ROFR Notice. The Co-Sale Acceptance Notice shall set forth the number of Shares (on both an absolute and as-converted to Ordinary Shares basis) that such participating Co-Sale Right Holder wishes to include in such sale or transfer, which amount shall not exceed the Co-Sale Pro Rata Portion (or if Tencent and/or the LC Funds exercise their Super Co-Sale Right, the Adjusted Co-Sale Pro Rata Portion) of such Co-Sale Right Holder. The co- sale right of each Co-Sale Right Holder shall be subject to the following terms and conditions:

(aa) Co-Sale Pro Rata Portion. Subject to Section 4.2(ii)(d)(bb), each Co-Sale Right Holder may sell all or any part of that number of Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Ordinary Shares subject to the co-sale right under Section 4.2(ii)(d) by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Right Holders who elect to exercise their co-sale rights (if any Co-Sale Right Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on as-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Co-Sale Pro Rata Portion”).

(bb) Super Co-Sale Right. In the event any Founder is proposing to sell Restricted Ordinary Shares that would result in such Founder holding less than fifty per cent (50%) of the Shares (on an as-converted and fully diluted basis) that such Founder held as of the Series C Closing Date, each of Tencent and the LC Funds shall have the right to sell all or any portion of its Shares up to the aggregate number of the Offered Ordinary Shares subject to the co-sale right under Section 4.2(ii)(d) (“Super Co-Sale Right”) and each of the other Co-Sale Right Holders shall be entitled to sell all or any part of that number of Shares held by it that is equal to the product obtained by multiplying (x) the aggregate number of the Offered Ordinary Shares subject to the co-sale right under Section 4.2(ii)(d) less the number of Shares Tencent and the LC Funds are selling pursuant to their Super Co-Sale Right by (y) a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) owned by such Co-Sale Right Holder at the time of the sale or transfer and the denominator of which is the combined number of Ordinary Shares (on an as-converted basis) at the time owned by all Co-Sale Right Holders (save for Tencent and the LC Funds) who elect to exercise their co-sale rights (if any Co-Sale Right Holder does not elect to exercise the co-sale right to the full extent then its Ordinary Shares (on anas-converted basis) for calculation in the denominator shall be proportionately reduced) and the Selling Shareholder (“Adjusted Co-Sale Pro Rata Portion”).

(cc) Transferred Shares. Each participating Co-Sale Right Holder shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(I) the number of Ordinary Shares which such Co-Sale Right Holder elects to sell;

(II) that number of Preferred Shares which is at such time convertible into the number of Ordinary Shares that such Co-Sale Right Holder elects to sell; provided in such case that, if the prospective purchaser objects to the delivery of Preferred Shares in lieu of Ordinary Shares, such Co-Sale Right Holder shall convert such Preferred Shares into Ordinary Shares and deliver Ordinary Shares as provided in Subsection paragraph (I) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser; or

(III) a combination of the above.

(cc) Payment to Preferred Shareholders. The share certificate or certificates that the participating Co-Sale Right Holders delivers to the Selling Shareholder pursuant to Section 4.2(ii)(d)(cc) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Ordinary Shares pursuant to the terms and conditions specified in the ROFR Notice, and the Selling Shareholder shall concurrently therewith remit to such Non-Selling Shareholder that portion of the sale proceeds to which such Non-Selling Shareholder is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase any shares or other securities from a Co-Sale Right Holder exercising its co- sale right hereunder, the Selling Shareholder shall not sell to such prospective purchaser or purchasers any Restricted Ordinary Shares unless and until, simultaneously with such sale, the Selling Shareholder shall purchase such shares or other securities from such Co-Sale Right Holder.

4.3. With Respect to Shares Owned by the Preferred Investors (save for Tencent).

(i) Restriction on Transfers. Each of the Preferred Investors (save for Tencent) may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of the Shares it holds to any person, whether directly or indirectly, except in compliance with this Section 4.3, Section 4A and Section 4B.

(ii) Notice of Sale. Subject to Sections 4.6(ii), Section 4A and Section 4B of this Agreement, if any of the Preferred Investors (save for Tencent), or its assignees or successors, proposes to sell or transfer any Shares it holds (each a “Selling Investor”, collectively the “Selling Investors”), then such Selling Investor shall promptly give written notice (the “Investor Transfer Notice”) to the Company, the Founder and other non-selling Preferred Investor(s) (including Tencent) of the Company (together with the Founder, each a “Non-Selling Party”, collectively the “Non-Selling Parties”) prior to such sale or transfer. The Investor Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Shares to be sold or transferred (the “Offered Investor Shares”), the nature and the material terms and conditions of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Non-Selling Parties shall have an option for a period of five (5) days from receipt of the Investor Transfer Notice to elect to purchase the Offered Investor Shares at the same price and subject to the same terms and conditions as described in the Investor Transfer Notice. The Non-Selling Parties may exercise such purchase option and purchase all or any portion of the Offered Investor Shares by notifying such Selling Investor in writing before expiration of such five (5) days period as to the number of shares that it wishes to purchase. The Non-Selling Parties will have the right, exercisable upon written notice (the “Investor ROFR Acceptance Notice”) to the Selling Investor and the Company within five (5) days after receipt of the Investor Transfer Notice (the “Investor ROFR Acceptance Period”) of its election to exercise its right of first refusal hereunder. The Investor ROFR Acceptance Notice shall set forth the number of Offered Investor Shares that such Non-Selling Party wishes to purchase, which amount shall not exceed the Non-Selling Party First Refusal Allotment (as defined below). Such right of first refusal shall be exercised as follows:

(a) Non-Selling Party First Refusal Allotment. Each Non-Selling Party shall have the right to purchase that number of the Offered Investor Shares (the “Non-Selling Party First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Investor Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Selling Party at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Non-Selling Parties at the time of the transaction who elect to participate in the right of first refusal purchase. A Non-Selling Party shall not have a right to purchase any of the Offered Investor Shares unless it exercises its right of first refusal within the Investor ROFR Acceptance Period to purchase up to all of its Non-Selling Party First Refusal Allotment of the Offered Investor Preferred Shares.

(b) Purchase Price and Payment. The purchase price for the Offered Investor Shares to be purchased by the Non-Selling Parties exercising their right of first refusal will be the price set forth in the Investor Transfer Notice, but will be payable as set forth below. If the purchase price in the Investor Transfer Notice includes consideration other than cash, the cash equivalent value of the non- cash consideration will be as previously determined by the Board (which shall include the approval of both Investor Directors) in good faith, which determination will be binding upon the Company, the Selling Investor and the Non-Selling Parties, absent fraud or error. Payment of the purchase price for the Offered Investor Shares purchased by the Non-Selling Parties shall be made by wire transfer or check as directed by the Selling Investor, against delivery of such Offered Investor Shares to be purchased, at a place agreed to by the Selling Investor and the Non-Selling Parties who has elected to exercise its rights of first refusal and at the time of the scheduled closing therefor (in whichever case shall be within ten (10) days after the Investor ROFR Acceptance), but if they cannot agree, then at the principal executive offices of the Company on the 30th day following the date of the Investor ROFR Expiration Notice (as defined in the Section 4.3(ii)(c) below).

(c) Expiration Notice. Within ten (10) days after the expiration of the Investor ROFR Acceptance Period, the Company will give written notice (the “Investor ROFR Expiration Notice”) to the Selling Investor and the Non-Selling Parties specifying that all of the Offered Investor Shares were subscribed by the Non-Selling Parties exercising their rights of first refusal.

(d) Exclusions. For the avoidance of doubt, the Non-Selling Parties’ right of first refusal in this Section 4.3 shall not apply to: (1) any transfer of Shares from any Preferred Investor to any of its Affiliates; (2) any transfer of Shares by any Preferred Investor which will not result in a change of such Shares’ beneficial owner(s); or (3) any transfer of Shares by Tencent. For the purposes of this Section 4.3, “Affiliate” means, in the case of any Preferred Investor, (i) any Person who holds Shares as a nominee for such Preferred Investor, (ii) any shareholder of such Preferred Investor, (iii) any entity or individual which has a direct or indirect interest in such Preferred Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iv) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by the Preferred Investor, its shareholder, the general partner or the fund manager of the Preferred Investor or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust controlled by or held for the benefit of such individuals.

4.4. With Respect to Shares Owned by the Angel Investor.

(i) Restriction on Transfers. The Angel Investor may not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of its Series Seed Shares to any person, whether directly or indirectly, except in compliance with Section 4.4, Section 4A and Section 4B.

(ii) Notice of Sale. Subject to Sections 4.6(ii), Section 4A and Section 4B, if the Angel Investor, or its assignees or successors, proposes to sell or transfer any Series Seed Shares held by it (each a “Selling Angel Investor”, collectively the “Selling Angel Investors”), then such Selling Angel Investor shall promptly give written notice (the “Angel Investor Transfer Notice”) to the Company, the Preferred Investors and the Founder (together with the Preferred Investors, each a “Non-Angel Investor”, collectively the “Non-Angel Investors”) prior to such sale or transfer. The Angel Investor Transfer Notice shall describe in reasonable detail the proposed sale or transfer including, without limitation, the number of Series Seed Shares to be sold or transferred (the “Offered Series Seed Shares”), the nature and the material terms and conditions of such sale or transfer, the consideration to be paid, and the name and address of each prospective purchaser or transferee. The Non-Angel Investors shall have an option for a period of five (5) days from receipt of the Angel Investor Transfer Notice to elect to purchase the Offered Series Seed Shares at the same price and subject to the same terms and conditions as described in the Angel Investor Transfer Notice. The Non-Angel Investors may exercise such purchase option and purchase all or any portion of the Offered Series Seed Shares by notifying such Selling Angel Investor in writing before expiration of such five (5) days period as to the number of shares that it wishes to purchase. The Non-Angel Investor will have the right, exercisable upon written notice (the “Angel ROFR Acceptance Notice”) to the Selling Angel Investor and the Company within five (5) days after receipt of the Angel Investor Transfer Notice (the “Angel ROFR Acceptance Period”) of its election to exercise its right of first refusal hereunder. The Angel ROFR Acceptance shall set forth the number of Offered Series Seed Shares that such Non-Angel Investor wishes to purchase, which amount shall not exceed the Non-Angel Investor First Refusal Allotment (as defined below) of the Non-Angel Investor. Such right of first refusal shall be exercised as follows:

(a) Non-Angel Investor First Refusal Allotment. Each Non-Angel Investor shall have the right to purchase that number of the Offered Series Seed Shares (the “Non-Angel Investor First Refusal Allotment”) equivalent to the product obtained by multiplying the aggregate number of the Offered Series Seed Shares by a fraction, the numerator of which is the number of Ordinary Shares (on an as-converted basis) held by such Non-Angel Investor at the time of the transaction and the denominator of which is the total number of Ordinary Shares (on an as-converted basis) owned by all Non-Angel Investors at the time of the transaction who elect to participate in the right of first refusal purchase.

(b) Purchase Price and Payment. The purchase price for the Offered Series Seed Shares to be purchased by the Non-Angel Investor exercising its right of first refusal will be the price set forth in the Angel Investor Transfer Notice, but will be payable as set forth below. If the purchase price in the Angel Investor Transfer Notice includes consideration other than cash, the cash equivalent value of the non- cash consideration will be as previously determined by the Board (which shall include the approval of both Investor Directors) in good faith, which determination will be binding upon the Company, the Angel Investor and the Non-Angel Investor, absent fraud or error. Payment of the purchase price for the Offered Series Seed Shares purchased by the Non-Angel Investor shall be made by wire transfer or check as directed by the Angel Investor, against delivery of such Offered Series Seed Shares to be purchased, at a place agreed to by the Angel Investor and the Non-Angel Investor who has elected to exercise its rights of first refusal and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 30th day following the date of the Angel ROFR Expiration Notice (as defined in the Section 4.4(ii)(c) below).

(c) Expiration Notice. Within ten (10) days after the expiration of the Angel ROFR Acceptance Period, the Company will give written notice (the “Angel ROFR Expiration Notice”) to the Selling Angel Investor and the Non-Angel Investor specifying that all of the Offered Series Seed Shares were subscribed by the Non-Angel Investor exercising its rights of first refusal.

(d) Exclusions. For the avoidance of doubt, the Non-Angel Investors’ right of first refusal in this Section 4.4 shall not apply to: (1) any transfer of Shares from any Angel Investor to any of its Affiliates; or (2) any transfer of Shares by any Angel Investor which will not result in a change of such Shares’ beneficial owner(s). For the purposes of this Section 4.4, “Affiliate” means, in the case of any Angel Investor, (i) any Person who holds Shares as a nominee for such Angel Investor, (ii) any shareholder of such Angel Investor, (iii) any entity or individual which has a direct or indirect interest in such Angel Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof, (iv) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by the Angel Investor, its shareholder, the general partner or the fund manager of the Angel Investor or its shareholder, (v) the relatives of any individual referred to in (ii), (iii) and (iv) above, and (vi) any trust controlled by or held for the benefit of such individuals.

4.5. Permitted Ordinary Share Transfers. Notwithstanding anything to the contrary contained herein, the right of first refusal and co- sale rights of the Preferred Shareholders as set forth in the Section 4.2 above shall not apply to (a) any sale or transfer of Ordinary Shares to the Company pursuant to a repurchase right or right of first refusal held by the Company in the event of a termination of employment or consulting relationship; (b) any transfer to the parents, children or spouse, or to trusts for the benefit of such persons, of any holder of Ordinary Shares for bona fide estate planning purposes; and (c) to any entity which is 100% owned, directly or indirectly, by the Founder or any such persons listed in subsection (b) for bona fide estate planning purposes (each transferee pursuant to the foregoing subsections (a), (b) and (c), a “Permitted Transferee”); provided that adequate documentation therefor is provided to the Preferred Shareholders to their satisfaction and that any such Permitted Transferee agrees in writing to be bound by this Agreement in place of the relevant transferor; provided, further, that such transferor shall remain liable for any breach by such Permitted Transferee of any provision hereunder.

4.6. Prohibited Transfers.

(i) Except for transfers by a holder of Ordinary Shares to its Permitted Transferees as provided in Section 4.5 above, none of the holders of Ordinary Shares or their Permitted Transferees shall, without the prior written consent of the Majority Series A Holders, the Majority Series B Holders and the Majority Series C Holders (or their respective permitted assigns) sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any Company securities held by him/her/it to any person on or prior to a QIPO. Any attempt by a party to sell or transfer Company securities in violation of this Section 4 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the Majority Series A Holders, the Majority Series B Holders and the Majority Series C Holders (or their respective permitted assigns).

(ii) Notwithstanding anything to the contrary in this Agreement, any proposed transfer of Preferred Shares held by the Preferred Investors or any proposed transfer of Series Seed Shares by the Angel Investor shall not be made to any party as set forth on Exhibit B (the “Competitive Entity List”), which is in competition with the business carried out by any Group Company; provided that such share transfer restrictions shall not apply after the eighth (8th) anniversary of the Series C Closing Date. Subject to the approval of the Board (including the affirmative votes of both Investor Directors, but such affirmative votes shall not be unreasonably withheld or delayed), the Company’s CEO shall be entitled to renew the Competitive Entity List on a quarterly basis. Unless otherwise expressly provided hereof, the transfer of Preferred Shares and Series Seed Shares shall not be subject to any restrictions and other Shareholders shall approve any such transfer of Preferred Shares and Series Seed Shares.

(iii) The Shareholders specifically agree that the restrictions with regard to the transfer of the Ordinary Shareholders’ shares in the Company as described under this Section 4.2 shall apply equally to transfer of the shares of the BVI Co. and other entities controlled by the Founder for holding shares of the Company (collectively the “Holding Companies”), as if each of the provisions under this Section 4 has been repeated under this Section 4.6(iii) with regard to transfer of the shares of the Holding Companies except that the reference to the shares in the Company has been revised to refer to the shares in the Holding Companies.

4.7. Restriction on Indirect Transfers. Notwithstanding anything to the contrary contained herein, without the prior written approval of the Majority Series A Holders, Majority Series B Holders and Majority Series C Holders:

(i) The Founder shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held, directly or indirectly, by him in the Holding Companies to any person; and (ii) the Holding Companies shall not, and the Founder shall not cause the Holding Companies to, issue to any person any equity securities of the Holding Companies or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of the Holding Companies.

(ii) The Founder and the Holding Companies shall not, or shall not cause or permit any other person to, directly or indirectly, sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose through one or a series of transactions any equity interest held or controlled by them or the Holding Companies respectively in the Company to any person. Any transfer in violation of this Section 4.7 shall be void and the Company hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest.

(iii) Each Group Company shall not, and the Founder shall not cause any Group Company to, issue to any person any equity securities of such Group Company, or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of such Group Company.

4.8. Guarantees by the Founder. The Founder hereby guarantees and warrants the performance and obligations of the Holding Companies under this Agreement.

4.9. Legend.

(i) Each certificate representing the Ordinary Shares shall be endorsed with the following legend:

“THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A SHAREHOLDERS AGREEMENT, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.”

(ii) Each party agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 4.9(i) above to enforce the provisions of this Agreement and the Company agrees to promptly do so. The legend shall be removed upon termination of the provisions of this Section 4.

4.10. Term. The provisions under this Section 4 shall terminate upon the earlier to occur of (i) a QIPO, or (ii) a Trade Sale as defined in Section 9 below.

4A. SUPER PARTICIPATION RIGHT AND PRIORITY RIGHT OF FIRST REFUSAL.

4A.1. Notwithstanding any other provision to the contrary but subject always to Section 4B.2, for so long as Tencent holds at least 3,516,362 Series C Preferred Shares (as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein):

(i) Tencent’s Super Participation Right at Section 3.5 shall extend to all New Securities proposed to be issued to a Tencent Restricted Person; and

(ii) Tencent shall have a priority right of first refusal (in preference to any other right of first refusal) to purchase any and all securities of the Company to be transferred or sold to a Tencent Restricted Person, whether in a Trade Sale or otherwise.

4A.2. The provisions under this Section 4A shall terminate upon the consummation of a QIPO.

4B. SPECIAL COVENANTS AND AGREEMENTS.

4B.1. Notwithstanding anything to the contrary contained herein, in the event that any New Securities are proposed to be issued by the Company to a strategic investor (who shall not be a Tencent Restricted Person), then no Shareholder (except for Tencent) shall be entitled to or permitted to exercise its Right of Participation and/or any other similar rights whatsoever (if any) unless approved by the Founder in writing. For the avoidance of doubt, this Section 4B.1 shall not apply to prohibit or restrict the exercise of Tencent’s Super Participation Right.

4B.2. Notwithstanding anything to the contrary contained herein, without the prior written consents of the Founder, in no event shall the number of Shares (on an as-converted basis) held by each Shareholder (including any and all of its affiliates, taken as a whole) exceed the Maximum Sum, whether by share subscription, share purchase, share sale, share transfer or structured as a merger, reorganization, asset sale, sale of control of the Company, or otherwise.

4B.3. Each of the Angel Investor and the Preferred Investors undertakes that it will not unreasonably withhold its prior consent, approval or waiver with respect to any future equity or debt financings of the Company.

4B.4. In the event that the number of Shares held by Tencent (on a fully-diluted and as-converted basis) is greater than the number of Shares held by the Founder (on a fully-diluted and as-converted basis), each Share held by the Founder shall carry 1.75 vote when voting on a members’ resolution at a general meeting or otherwise.

5. LIQUIDATION.

5.1 Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary:

(a) the holders of the Series C Preferred Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares, Series Seed Shares, Series A Preferred Shares, Series B Preferred Shares or any other class or series of shares then outstanding, an amount per Series C Preferred Share equal to one hundred and ten percent (110%) of the Series C Preferred Share Issue Price, plus all accrued or declared but unpaid dividends thereon (the “Series C Preferred Share Preference Amount”);

(b) after the full Series C Preferred Share Preference Amount on all outstanding Series C Preferred Shares has been paid, the holders of the Series B Preferred Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares, Series Seed Shares, Series A Preferred Shares or any other class or series of shares then outstanding, an amount per Series B Preferred Share equal to one hundred and ten percent (110%) of the Series B Preferred Share Issue Price, plus all accrued or declared but unpaid dividends thereon (the “Series B Preferred Share Preference Amount”); and

(c) after the full Series C Preferred Share Preference Amount on all outstanding Series C Preferred Shares has been paid, and the full Series B Preferred Share Preference Amount on all outstanding Series B Preferred Shares has been paid, the holders of the Series A Preferred Shares shall be entitled to receive, prior to any distribution to the holders of the Ordinary Shares, Series Seed Shares or any other class or series of shares then outstanding, an amount per Series A Preferred Share equal to one hundred and fifty percent (150%) of the Series A Preferred Share Issue Price, plus all accrued or declared but unpaid dividends thereon (the “Series A Preferred Share Preference Amount”).

5.2 After the full Series C Preferred Share Preference Amount, the Series B Preferred Share Preference Amount and the Series A Preferred Share Preference Amount on all outstanding Preferred Shares have been paid, any remaining funds or assets of the Company legally available for distribution to shareholders shall be distributed on a pro rata, pari passu basis among all the shareholders of the Company, including the holders of the Preferred Shares (on an as-converted basis).

5.3 If the Company has insufficient assets to permit payment of the Series C Preferred Share Preference Amount in full to all holders of the Series C Preferred Shares, then the assets of the Company shall be distributed rateably to the holders of the Series C Preferred Shares in proportion to the full Series C Preferred Share Preference Amount each holder of Series C Preferred Shares would otherwise be entitled to receive under Section 5.1. If, after the payment of the Series C Preferred Share Preferred Amount in full to all holders of Series C Preferred Shares, the Company has insufficient assets to permit the payment of the Series B Preferred Share Preference Amount in full to all holders of Series B Preferred Shares, then the assets of the Company shall be distributed rateably to the holders of the Series B Preferred Shares in proportion to the full Series B Preferred Share Preference Amount each such holder of Series B Preferred Shares would otherwise be entitled to receive under Section 5.1. If, after the payment of the Series C Preferred Share Preferred Amount in full to all holders of Series C Preferred Shares and the payment of the Series B Preferred Share Preference Amount in full to all holders of Series B Preferred Shares, the Company has insufficient assets to permit payment of the Series A Preferred Share Preference Amount in full to all holders of Series A Preferred Shares, then the assets of the Company shall be distributed rateably to the holders of the Series A Preferred Shares in proportion to the full Series A Preferred Share Preference Amount each such holder of Series A Preferred Shares would otherwise be entitled to receive under Section 5.1.

5.4 Any Trade Sale shall be deemed a liquidation, dissolution or winding up of the Company (unless waived in writing by the Majority Series C Holders), such that the provisions of Sections 5.1, 5.2 and 5.3 shall apply as if all consideration received by the Group Companies and its shareholders in connection with such event and other assets and funds of the Group Companies legally available for distribution to the Members shall be distributed in a liquidation of the Company. If the requirements of this Section 5 are not complied with, the Company shall forthwith either (i) cause such closing to be postponed until such time as the requirements of this Section 5 have been complied with, or (ii) cancel such transaction.

5.5 Notwithstanding any other provision of this Section 5, the Company may at any time, out of funds legally available therefor and subject to compliance with the provisions of the applicable laws of the Cayman Islands, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any bona fide agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared.

5.6 In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the shareholders of the Company shall be that as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board, which decision shall include the affirmative votes from both Investor Directors. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i) If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii) If actively traded over- the- counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board, which decision shall include the affirmative votes from both Investor Directors.

The method of valuation of securities subject to restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i), (ii) or (iii) to reflect the fair market value thereof as determined in good faith by the liquidator or, in the case of any proposed distribution in connection with a transaction which is a deemed liquidation hereunder, by the Board which decision shall include the affirmative votes from both Investor Directors. The Majority Series A Holders, the Majority Series B Holders and the Majority Series C Holders, shall have the right to challenge any determination by the liquidator or the Board, as the case may be, of fair market value pursuant to this Section 5, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the liquidator or the Board, as the case may be, and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging party.

6. ASSIGNMENT AND AMENDMENT.

6.1 Assignment and Amendment. Notwithstanding anything herein to the contrary, the Information and Inspection Rights under Section 1.1 may be assigned to any holder of Preferred Shares; and the registration rights of the Holders under Section 2 may be assigned to any Holder or to any person acquiring Registrable Securities, provided, however, that in either case no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 6.

6.2 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Preferred Holders (which shall include the Majority Series A Holders, the Majority Series B Holders and the Majority Series C Holders) and their permitted assigns; provided, however, that any holder of Preferred Shares may waive any of its rights hereunder without obtaining the consent of any other holders of the Preferred Shares or their assigns; and (iii) by persons or entities holding a majority of the Ordinary Shares and their assigns (which shall include the Founder); provided, however, that any holder of Ordinary Shares may waive any of its rights hereunder without obtaining the consent of any other holders of Ordinary Shares or their assigns. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver.

7. CONFIDENTIALITY AND NON- DISCLOSURE.

7.1 Disclosure of Terms. The terms and conditions of this Agreement and the Share Purchase Agreements, instruments of transfer, Share Repurchase Agreements and all exhibits attached to such agreements (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any party hereto to any third party except in accordance with the provisions set forth below; provided that such confidential information shall not include any information that is in the public domain other than caused by the breach of the confidentiality obligations hereunder.

7.2 Press Releases, Etc. Any press release issued by the Company shall not disclose any of the Financing Terms and the final form of such press release shall be approved in advance in writing by the Majority Series A Holders, the Majority Series B Holders and the Majority Series C Holders. No other announcement regarding any of the Financing Terms in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without the prior written consent of the Majority Series A Holders, the Majority Series B Holders and the Majority Series C Holders.

7.3 Permitted Disclosures. Notwithstanding the foregoing, any party may disclose any of the Financing Terms to its current or bona fide prospective investor, employees, investment bankers, lenders, partners, accountants and attorneys, in each case only where such persons or entities have the need to know such information and are subject to appropriate nondisclosure obligations. Without limiting the generality of the foregoing, the Preferred Investors shall be entitled to disclose the Financing Terms for the purposes of fund reporting or inter-fund reporting or to their fund manager, other funds managed by their fund manager and their respective auditors, counsel, directors, officers, employees, shareholders or investor.

7.4 Legally Compelled Disclosure. In the event that any party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and the Share Purchase Agreement, any of the exhibits attached to such agreements, or any of the Financing Terms hereof in contravention of the provisions of this Section 7, such party (the “Disclosing Party”) shall provide the other parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential all other information.

7.5 Other Information. The provisions of this Section 7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the parties with respect to the transactions contemplated hereby.

7.6 Notices. All notices required under this section shall be made pursuant to Section 11.2 of this Agreement.

8. PROTECTIVE PROVISIONS.

8.1 Acts of the Group Companies Requiring Approval of the Majority Series C Holders. In addition to such other limitations as may be provided in the Restated Articles, for so long as the Series C Preferred Holders hold no less than five percent (5%) of the outstanding shareholding of the Company (on an as-converted and fully diluted basis), the following acts of the Group Companies shall require the prior written approval of the Majority Series C Holders. Notwithstanding anything to the contrary contained herein, where any act listed below requires the approval of the Shareholders in accordance with the applicable statute, and if the Shareholders vote in favour of such act but the approval of the Majority Series C Holders has not yet been obtained, the holders of Series C Preferred Shares who vote against such act at a meeting of the Shareholders shall, in aggregate, have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favour of such act plus one (1):

(a) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Series C Preferred Shares;

(b) any action that authorizes, creates, or issues any other securities convertible into or exercisable for, any equity security of the Company having rights, preferences or privileges senior or on a parity with the Series C Preferred Shares;

(c) any action that reclassifies any outstanding shares into shares having preferences or priority superior to or on a parity with the preference of the Series C Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(d) increase of the authorized number of Series C Preferred Shares; and

(e) any amendment or modification to or waiver under the memorandum and articles of association of the Company or other charter documents of any Group Company in a manner adverse to the interests of the holders of Series C Preferred Shares.

8.2 Acts of the Group Companies Requiring Approval of the Majority Series A Holders and Majority Series B Holders. In addition to such other limitations as may be provided in the Restated Articles, for so long as the Series B Preferred Holders hold no less than five percent (5%) of the outstanding shareholding of the Company (on an as-converted and fully diluted basis) and for so long as the Series A Preferred Holders holds no less than five percent (5%) of the outstanding shareholding of the Company (on an as-converted and fully diluted basis), the following acts of the Group Companies shall require the prior written approval of the Majority Series B Holders and the Majority Series A Holders. Notwithstanding anything to the contrary contained herein, where any act listed below requires the approval of the Shareholders in accordance with the applicable statute, and if the Shareholders vote in favour of such act but the approval of the Majority Series A Holders and the Majority Series B Holders has not yet been obtained, the holders of Junior Preferred Shares who vote against such act at a meeting of the Shareholders shall, in aggregate, have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favour of such act plus one (1):

(a) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of the Junior Preferred Shares;

(b) any action that authorizes, creates, or issues any other securities convertible into or exercisable for, any equity security of the Company having rights, preferences or privileges senior or on a parity with the Junior Preferred Shares;

(c) any action that reclassifies any outstanding shares into shares having preferences or priority superior to or on a parity with the preference of the Junior Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise;

(d) increase of the authorized number of Junior Preferred Shares; and

(e) any amendment or modification to or waiver under the memorandum and articles of association of the Company or other charter documents of any Group Company in a manner adverse to the interests of the holders of Junior Preferred Shares.

8.3 Acts of the Group Companies Requiring Approval of the Founder and the Majority Preferred Holders. In addition to such other limitations as may be provided in the Restated Articles, the following acts of the Group Companies shall require the prior written approval of the Founder and the Majority Preferred Holders (which shall include Tencent). Notwithstanding anything to the contrary contained herein, where any act listed below requires the approval of the Shareholders in accordance with the applicable statute, and if the Shareholders vote in favour of such act but the approval of the Founder and/or the Majority Preferred Holders (which shall include Tencent) has not yet been obtained, the Founder and/or the holders of Preferred Shares who vote against such act at a meeting of the Shareholders shall, in aggregate, have the voting rights equal to the aggregate voting power of all the Shareholders who voted in favour of such act plus one (1):

(a) any declaration, set aside or payment of a dividend or other distribution by any Group Company, or the adoption of, or any change to, the dividend policy of any Group Company;

(b) the adoption, amendment or termination of any equity incentive, purchase or participation plan for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies; and the determination of the exercise price for any such options;

(c) the engagement of or entering into any transaction or agreement with any of the Group Company’s affiliates, shareholders, directors and officers, relatives or affiliates to the shareholder or director, or other related parties or providing loans to the aforesaid person/entity by any Group Company;

(d) the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(e) any investment in, or divestiture or sale of an interest in a subsidiary, partnership or joint venture in excess of RMB500,000 in a single transaction or a series of transactions in a calendar year;

(f) any Trade Sale;

(g) approval of, or any deviation from or amendment of, the annual budget or the business and financial plan of any Group Company;

(h) any incurrence of indebtedness, providing any guarantees of indebtedness, or the assumption of any financial obligation of any kind, in excess of US$2,000,000;

(i) any sale, transfer, lease, or other disposal of, or the incurrence of any lien, pledge, security interest or encumbrance of any kind on, any assets of a Group Company in excess of US$2,000,000;

(j) any change in the equity ownership of a Domestic Company;

(k) any amendment or modification to or waiver under the memorandum and articles of association of the Company or other charter documents of any Group Company;

(l) any material change to the business scope, or nature of business of any Group Company, engagement in or investment in any new line or business or cessation of any existing business line of any Group Company;

(m) any issue, sale or grant of equity or debt securities, including any convertible securities, options or warrants, of any Group Company (in a single transaction or multiple related transactions);

(n) any increase, reduction or cancellation of the authorized or issued share capital of any Group Company or repurchase or redemption of any Shares;

(o) any sale, transfer, charge, encumber, grant of an exclusive license, or other disposal of, or the incurrence of any lien on, any trademark, patent or other intellectual property of any Group Company, except as operated in the ordinary course of business;

(p) make any equity investments in any other entities in excess of RMB500,000 or the establishment of any brands for entities other than the Group Companies;

(q) any material change to the accounting methods or policies, or appointment or change of the auditors;

(r) any item of expenditures in excess of US$1,000,000 during any fiscal year, except for capital expenditures incurred pursuant to the then current business plan;

(s) any change of the size or composition of the board of directors of any Group Company and the manner in which the directors of each Group Company are appointed;

(t) any appointment or replacement of chief executive officer, chief financial officer, chief technical officer, or chief operational officer or other officer with similar position of any Group Company and the approval of their remuneration package;

(u) any initial public offering of any equity securities of any Group Company; and the determination of the listing venue, timing, valuation and other terms of the initial public offering;

(v) the entry by a Group Company into any agreement or arrangement involving cryptocurrencies, or accepting any cryptocurrency as payment for a Group Company’s products or services;

(w) any other actions or transactions out of the ordinary course of business of such Group Company; and

(x) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the actions listed above.

9. DRAG ALONG RIGHT.

9.1 General. At any time following the second (2nd) anniversary of the Series C Closing Date, if the holders of the majority of the Ordinary Shares (which shall include the Founder), the Majority Series B Holders and the Majority Series C Holders (collectively, the “Drag-Along Shareholders”) propose to effect a Trade Sale (a “Drag-Along Transaction”) and provided that such proposed Drag-Along Transaction implies a valuation of the Company of no less than US$500,000,000 or the same amount which is equivalent in RMB (provided further that such valuation threshold shall not apply after the sixth (6th) anniversary of the Series C Closing Date), then, upon written notice from such Drag-Along Shareholders requesting them to do so, each of the other shareholders of the Company shall:

(a) vote or give his written consent with respect to all the shares held by him, and cause any director of the Company appointed by him to vote, in favour of such proposed Drag-Along Transaction and in opposition of any proposal that could reasonably be expected to delay or impair the consummation of any such proposed Drag-Along Transaction;

(b) refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to or in connection with such proposed Drag-Along Transaction;

(c) transfer or sell such percentage of securities required by the Drag-Along Shareholders on the same terms as the Drag-Along Shareholders in the event that a proposed Drag-Along Transaction is structured as a share transfer; and

(d) take all actions reasonably necessary to consummate the proposed Drag-Along Transaction, including without limitation amending the then existing memorandum and articles of association of the Company.

The Company shall use commercially reasonable efforts to cause all security holders of the Company to be subject to the obligations set forth in this Section 9.1.

9.2 Term. The provisions of this Section 9 shall terminate upon consummation of a QIPO.

10. NON-COMPETE UNDERTAKING.

10.1. Non-Compete. The Founder hereby covenants and undertakes that he shall devote one hundred percent (100%) of his working time and attention to the business of the Group Companies, and use his best efforts to develop the business and care for the interests of the Group Companies only. The Founder hereby further covenants and undertakes that, unless conducted through the Group Companies or with the prior written consent of the Majority Preferred Holders (which shall include Tencent), during the longer period of either (a) when he holds any direct or indirect equity interest in any Group Company and for a further period of two (2) years thereafter or (b) when he has employment relationship with any Group Company and for a further period of two (2) years thereafter (whichever is later for the foregoing (a) and (b)), he shall not, directly or indirectly by himself, herself or through any affiliate or associate, own, manage, be engaged in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise), invest in, fundraise for, participate in the ownership, management, operation, or control of, any business (whether in corporate, proprietorship or partnership form or otherwise) that is (i) within or related to the business, or otherwise competes with the business, of any Group Company; or (ii) would otherwise have any negative impact on the business of any Group Company. The Founder hereby confirms that he will not claim any rights or interests over any intellectual property of any Group Company

10.2. Non-Solicitation. The Founder hereby further covenants and undertakes that, during the longer period of either (a) when he holds any direct or indirect equity interest in any Group Company and for a further period of two (2) years thereafter or (b) when he has employment relationship with any Group Company and for a further period of two (2) years thereafter (whichever is later for the foregoing (a) and (b)), he shall not cause, solicit, induce or encourage any employees of the Group Companies to leave such employment, or cause, permit or encourage any person or entity other than the Group Companies to hire, employ or otherwise engage any such individual, or cause, induce or encourage any current or prospective client, customer, supplier, licensee or licensor of the Group Companies or any other person who has a business relationship with the Group Companies, to terminate or modify to the detriment of the Group Companies any such relationship.

11. GENERAL PROVISIONS.

11.1 Use of Preferred Investors’ Name or Logo. Without the prior written consent of Tencent, and whether or not Tencent holds any Preferred Shares, none of the Group Companies shall use, publish or reproduce the name “Tencent”, “腾讯” “QQ”, “微信”, “WeChat”, “应用宝”, “财付通”, “微众”, “WeBank”, “广点通”, “QQ 手机管家”, “安全管 家”, “QQ 浏览器”, “QQ 音乐”, “QQmusic”, “QQ 空间”, “Qzone”, “微云”, “腾讯微云”, “同步助手”, “腾讯文学”, “Tencent Literature” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes. Without the prior written consent of LC Funds, and whether or not LC Funds then holds any Preferred Shares, none of the Group Companies shall use, publish or reproduce the name “Legend Capital”, “ 君联”or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes. Without the prior written consent of DotC United, and whether or not DotC United then holds any Preferred Shares, none of the Group Companies shall use, publish or reproduce the name “DOTC”, “AVAZU”, “DUG”or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes. Without the prior written consent of Vision Plus, and whether or not Vision Plus then holds any Preferred Shares, none of the Group Companies shall use, publish or reproduce the name “Vision Plus”, “ 元璟”, “ 元璟资本” or any similar name, trademark or logo in any of their marketing, advertising or promotion materials or otherwise for any marketing, advertising or promotional purposes.

11.2 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit A hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) business days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other party as set forth in Exhibit A; or (d) three (3) business days after deposit with an international overnight delivery service, postage prepaid, addressed to the parties as set forth in Exhibit A with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 11.2 by giving the other party written notice of the new address in the manner set forth above.

11.3 Entire Agreement. This Agreement together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof. Without limiting the generality of the foregoing, each of the Prior Shareholders Agreements is hereby amended and superseded in its entirety and restated in this Agreement as of the date of this Agreement. Capitalized terms which are not defined hereinto shall have the same meaning as such in the Share Purchase Agreements.

11.4 Governing Law. This Agreement shall be governed by, and construed exclusively in accordance with, the laws of the Hong Kong Special Administrative Region without regard to conflicts of law principles.

11.5 Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

11.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

11.7 Successors and Assigns. Subject to the provisions of Section 6.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

11.8 Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

11.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

11.10 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Preferred Shares or Ordinary Shares or Series Seed Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the Preferred Shares or Ordinary Shares or Series Seed Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

11.11 Aggregation of Shares. All Preferred Shares, Series Seed Shares or Ordinary Shares held or acquired by affiliated entities or persons (as defined in Rule 144 under the Securities Act) shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

11.12 Dispute Resolution.

(a) Negotiation Between Parties; Mediation. The parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all parties within fifteen (15) days, Section 11.13(b) shall apply.

(b) Arbitration. In the event the parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall be referred to and finally settled by arbitration at Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection

(b). The arbitration tribunal shall consist of three arbitrators to be appointed according to the UNCITRAL Rules.

11.13 Further Actions. Each shareholder of the Company agrees that it shall use its best effort to enhance and increase the value and principal business of the Company.

11.14 Supremacy of Shareholders Agreement. If and to the extent there are any inconsistencies between the provisions of the Restated Articles and the provisions of this Agreement, as amended from time to time, the terms of this Agreement shall prevail as between the parties hereto only, who hereby undertake to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to further amend the Restated Articles so as to eliminate such inconsistency to the largest extent as permitted by applicable laws.

11.15 Other Rights, Preferences and Privileges of Preferred Shares. Article 35 – 39, Article 40A, Article 107, Article 131 of the Restated Articles shall be incorporated in this Agreement mutatis mutandis as if they had been set forth in full herein.

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IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY

Hacker Interstellar Inc.

By:	/s/ Chen Yukun
Name:	Chen Yukun
Title:	Authorized Signatory

THE HK CO.

Hacker Interstellar HK Limited

By:	/s/ Chen Yukun
Name:	Chen Yukun
Title:	Authorized Signatory

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE WFOE

Beijing Tomorrow Wormhole Technology Co., Ltd.

By:	/s/ Chen Yukun
Name:	Chen Yukun
Title:	Authorized Signatory

DOMESTIC COMPANY

Beijing Tongshi Technology Co., Ltd.

By:	/s/ Chen Yukun
Name:	Chen Yukun
Title:	Authorized Signatory

[Signature page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER

/s/ Chen Yukun
Name:	Chen Yukun

THE BVICO.

Flickering Lamp Limited

By:	/s/ Chen Yukun
Name:	Chen Yukun
Title:	Authorized Signatory

[Signature page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

New Locality Limited

By:
Name:	Ma Yi ()
Title:	Authorized Signatory

[Signature page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE ANGEL INVESTOR

Great Wise Enterprises Limited

By:
Title:	Authorized Signatory

[Signature page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

CW Ads Limited

By:
Name:
Title:

[Signature page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

DotC United Inc

By:
Name:
Title:

[Signature page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

Banyan Worldwide Group Ltd.

By:	/s/ Peter Wong
Name:	Peter Wong
Title:	Authorized signatory

[Signature page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

Cosmic Vision Innovations Limited

By:
Name:
Title:

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

Lightspeed China Partners III, L.P.

By:
Name:
Title:

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

BAI GmbH

By:	/s/ Michael Kronenburg / /s/ Deniz Pielsticker
Name:	Michael Kronenburg / Deniz Pielsticker
Title:	Authorized Signatories

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

Golden Dawn TMT Investment II Limited

By:	/s/ LI Junfang
Name:	LI Junfang
Title:	Authorized Signatory

Signature Page-Hacker 4th SHA

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

BrightAds Investment Limited

By:
Name:
Title:

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

LC Fund VII, L.P.

For and on behalf of LC Fund VII, L.P.

By:
Name:
Title:	Authorized Signature(s)

THE PREFERRED INVESTORS

LC parallel Fund VII, L.P.

For and on behalf of LC parallel Fund VII, L.P.

By:
Name:
Title:	Authorized Signature(s)

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

Danhua Capital II, L.P.

By:	/s/ Anjia Gu
Name:	Anjia Gu
Title:	Founding Managing Partner

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

Image Frame Investment (HK) Limited

By:	/s/ Pu Hai Tao
Name:	Pu Hai Tao
Title:	Director

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE PREFERRED INVESTORS

Vision Plus Capital Fund II, L.P.

By:
Name:
Title:

[Signature Page to the Fourth Amended and Restated Shareholders Agreement]

SCHEDULE A-1

Founder

NAME	PRC ID NO.
Chen Yukun (陈彧堃)	510132198409300010

SCHEDULE A-2

BVI Co.

NAME	No. of Ordinary Shares
Flickering Lamp Limited	7,792,722

SCHEDULE A-3

New Locality

NAME	No. of Ordinary Shares
New Locality Limited	1,643,248
926,091 (entrusted and held under the name of Thousand Lakes Limited)

SCHEDULE A-4

Angel Investor

NAME	No. of Ordinary Shares
Great Wise Enterprises Limited	395,713

SCHEDULE A-5

Preferred Investors

NAME	No. of Preferred Shares
CW Ads Limited (“CW Ads”)	1,836,279 Series A Preferred Shares
DotC United Inc (“DotC United”)	349,767 Series A Preferred Shares
Banyan Worldwide Group Ltd. (“Banyan”)	296,759 Series A Preferred Shares
Cosmic Vision Innovations Limited (“Cosmic Vision”)	2,736,472 Series A Preferred Shares
Lightspeed China Partners III, L.P. (“Lightspeed Partners”)	122,921 Series A Preferred Shares
BAI GmbH (“BAI GmbH”)	71,499 Series A Preferred Shares
Golden Dawn TMT Investment II Limited (“Golden Dawn”)	25,936 Series A Preferred Shares
BrightAds Investment Limited (“BrightAds Investment”)	213,411 Series A Preferred Shares
163,552 Series C Preferred Shares
LC Fund VII, L.P. (“LC Fund”)	2,452,042 Series B Preferred Shares
368,384 Series C Preferred Shares
LC Parallel Fund VII, L.P. (“LC Parallel Fund”, together with the LC Fund, collectively, “LC Funds”)	252,269 Series B Preferred Shares
23,646 Series C Preferred Shares
Danhua Capital II, L.P. (“Danhua Capital”)	392,030 Series C Preferred Shares
Image Frame Investment (HK) Limited (“Tencent”)	4,953,753 Series C Preferred Shares
Vision Plus Capital Fund II, L.P. (“Vision Plus”)	392,030 Series C Preferred Shares

SCHEDULE B

Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

“Additional Number”	has the meaning prescribed to it in Section 3.4(ii).
“Adjusted Co-Sale Pro Rata Portion”	has the meaning prescribed to it in Section 4.2(d)(bb).
“Angel Investor Transfer Notice”	has the meaning prescribed to it in Section 4.4(ii).
“Angel Investor”	has the meaning prescribed to it in Schedule A-4.
“Angel ROFR Acceptance Notice”	has the meaning prescribed to it in Section 4.4(ii).
“Angel ROFR Acceptance Period”	has the meaning prescribed to it in Section 4.4(ii).
“Angel ROFR Expiration Notice”	has the meaning prescribed to it in Section 4.4(ii)(c).
“Balance New Securities”	has the meaning prescribed to it in Section 3.5.
“Board”	means the board of directors of the Company.
“BVI Co.”	has the meaning prescribed to it in Schedule A-2.
“Company”	has the meaning introduction. prescribed to it in paragraph 1 of the
“Competitive Entity List”	has the meaning prescribed to it in Section 4.6(ii).
“Control”

Control of a given person means the power or authority, whether exercised or not, to direct the business, management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such person or power to control the composition of a majority of the board of directors of such person.

“Co-Sale Acceptance Notice”	has the meaning prescribed to it in Section 4.2(ii)(d).
“Co-Sale Acceptance Period”	has the meaning prescribed to it in Section 4.2(ii)(d).
“Co-Sale Pro Rata Portion”	has the meaning prescribed to it in Section 4.2(ii)(d)(aa).
“Co-Sale Right Holder”	has the meaning prescribed to it in Section 4.2(ii)(d).
“Danhua Capital”	has the meaning prescribed to it in Schedule A-5.
“Disclosing Party”	has the meaning prescribed to it in Section 7.4.
“DotC United”	has the meaning prescribed to it in Schedule A-5.
“Domestic Company”	has the meaning introduction. prescribed to it in paragraph 4 of the
“Drag-Along Shareholders”	has the meaning prescribed to it in Section 9.1

“Drag-Along Transaction”	has the meaning prescribed to it in Section 9.1
“ESOP”	means the employee share option plan of the Company, as amended from time to time.
“Exercising Non-Selling Shareholders”	has the meaning prescribed to it in Section 4.2(ii)(a).
“Financing Terms”	has the meaning prescribed to it in Section 7.1.
“First Shareholders Agreement”	has the meaning prescribed to it in recital F.
“First Participation Notice”	has the meaning prescribed to it in Section 3.4(i).
“First Refusal Allotment”	has the meaning prescribed to it in Section 4.2(ii)(a).
“First Refusal Expiration Notice”	has the meaning prescribed to it in Section 4.2(ii)(c).
“Founder”	has the meaning prescribed to it in Schedule A-1.
“Fund Indemnitors”	has the meaning prescribed to it in Section 1.5.
“GAAP”	means generally accepted accounting principles of the United States or generally accepted accounting principles of PRC.
“Group Companies” and “Group Company”	has the meaning prescribed to it in the introduction.
“HK Co.”	has the meaning prescribed to it in paragraph 2 of the introduction.
“Holding Companies”	has the meaning prescribed to it in Section 4.6(iii).
“Information Rights”	has the meaning prescribed to it in Section 1.1(i).
“Initiating Holders”	has the meaning prescribed to it in Section 2.3(ii).
“Inspection Rights”	has the meaning prescribed to it in Section 1.1(ii).
“Investor Directors” and “Investor Director”	has the meaning prescribed to it in Section 1.2(i)(b).
“Investor ROFR Acceptance Notice”	has the meaning prescribed to it in Section 4.3(ii).
“Investor ROFR Acceptance Period”	has the meaning prescribed to it in Section 4.3(ii).
“Investor ROFR Expiration Notice”	has the meaning prescribed to it in Section 4.3(ii).
“Investor Transfer Notice”	has the meaning prescribed to it in Section 4.3(ii).
“Junior Preferred Shares”	means the Series A Preferred Shares and the Series B Preferred Shares.
“LC Fund”	has the meaning prescribed to it in Schedule A-5.
“LC Parallel Fund”	has the meaning prescribed to it in Schedule A-5.
“Leftover New Securities”	has the meaning prescribed to it in Section 3.4(ii).
“Leftover Offered Ordinary Shares”	has the meaning prescribed to it in Section 4.2(ii)(a).
“Majority Preferred Holders”	means the holders of more than fifty percent (50%) of the then outstanding Preferred Shares (on an as-converted and fully diluted basis).
“Majority Series A Holders”	means the holders of more than fifty percent (50%) of the then outstanding Series A Preferred Shares.

“Majority Series B Holders”	means the holders of more than fifty percent (50%) of the then outstanding Series B Preferred Shares.
“Majority Series C Holders”	means the holders of more than fifty percent (50%) of the then outstanding Series C Preferred Shares.
“Maximum Sum”

means:

(a) in respect of Tencent only, the aggregate of (i) the number of shares of the Company held by the Founder (on a fully-diluted and as-converted basis), whether held directly or indirectly through a special purpose holding entity, and (ii) the number of shares reserved for options to be granted under the ESOP; and

(b) in respect of all other Shareholders except for Tencent, the number of shares of the Company held by the Founder (on a fully-diluted and as-converted basis), whether held directly or indirectly through a special purpose holding entity.

“New Securities”	has the meaning prescribed to it in Section 3.3.
“Non-Angel Investor First Refusal Allotment”	has the meaning prescribed to it in Section 4.4(ii)(a).
“Non-Angel Investor” and “Non-Angel Investors”	has the meaning prescribed to it in Section 4.4(ii).
“Non-Disclosing Parties”	has the meaning prescribed to it in Section 7.4.
“Non-Selling Party First Refusal Allotment”	has the meaning prescribed to it in Section 4.3(ii)(a).
“Non-Selling Shareholders”	has the meaning prescribed to it in Section 4.2(ii).
“Offered Investor Shares”	has the meaning prescribed to it in Section 4.3(ii).
“Offered Ordinary Shares”	has the meaning prescribed to it in Section 4.2(ii).
“Offered Series Seed Shares”	has the meaning prescribed to it in Section 4.4(ii).
“Ordinary Shares”	means ordinary shares of the Company.
“Over-Purchasing Exercising Non-Selling Shareholder”	has the meaning prescribed to it in Section 4.2(ii)(a).
“Participation Cap”	has the meaning prescribed to it in Section 3.1.
“Participation Rights Holder”	has the meaning prescribed to it in Section 3.1.
“Permitted Transferee”	has the meaning prescribed to it in Section 4.5.
“PRC Companies” and “PRC Company”	has the meaning prescribed to it in the introduction.
“Preferred Investors” or “Preferred Investor”	Has the meaning prescribed to it in the introduction.
“Preferred Shares”	means the Series C Preferred Shares and the Junior Preferred Shares.
“Prior Shareholders Agreements”	has the meaning prescribed to it in recital I.

“Pro Rata Share”	has the meaning prescribed to it in Section 3.2.
“QIPO”	means a direct or indirect listing of the Group Companies and/or Group Companies’ assets through methods including but not limited to initial public offerings, back-door listings, reverse mergers, and De-SPAC transactions, with gross proceeds of at least US$10 million and a price of no less than US$10.3557 per share (subject to adjustments for share splits, reclassifications, or other similar events).
“Request Notice”	has the meaning prescribed to it in Section 2.3(i).
“Restated Articles”	means the fifth amended and restated memorandum and articles of association of the Company.
“Right of Participation”	has the meaning prescribed to it in Section 3.1.
“Right Participants”	has the meaning prescribed to it in Section 3.4 (ii).
“ROFR Acceptance Notice”	has the meaning prescribed to it in Section 4.2(ii).
“ROFR Acceptance Period”	has the meaning prescribed to it in Section 4.2(ii).
“ROFR Notice”	has the meaning prescribed to it in Section 4.2(ii).
“Second Participation Notice”	has the meaning prescribed to it in Section 3.4(ii).
“Second Participation Period”	has the meaning prescribed to it in Section 3.4(ii).
“Second Series C Share Purchase Agreement”	has the meaning prescribed to it in recital E.
“Second Shareholders Agreement”	has the meaning prescribed to it in recital G.
“Securities Act”	means the United States Securities Act of 1933, as amended from time to time, including any successor statutes.
“Selling Angel Investor” and “Selling Angel Investors”	has the meaning prescribed to it in Section 4.4(ii).
“Selling Investor” and “Selling Investors”	has the meaning prescribed to it in Section 4.3 (ii).
“Selling Shareholder”	has the meaning prescribed to it in Section 4.2(ii).
“Series A Conversion Shares”	means Ordinary Shares issued upon conversion of the Series A Preferred Shares.
“Series A Preferred Holder(s)”	means the holder(s) of any Series A Preferred Shares (including the Ordinary Shares on as-converted basis).
“Series A Preferred Share Issue Price”

means the per share price of Series A Preferred Shares at which time such Series A Preferred Shares were first issued, as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein.

“Series A Preferred Share Preference Amount”	has the meaning prescribed to it in Section 5.1 (c).
“Series A Preferred Shares”	has the meaning prescribed to it in recital A.
“Series A Share Purchase Agreement”	has the meaning prescribed to it in recital A.

“Series B Closing Date”	means the date of the Series B Closing.
“Series B Closing”	means the Closing as defined in the Series B Share Purchase Agreement.
“Series B Director”	has the meaning prescribed to it in Section 1.2(i)(a).
“Series B Preferred Holder(s)”	means the holder(s) of any Series B Preferred Shares (including the Ordinary Shares on as-converted basis).
“Series B Preferred Share Issue Price”	means the price per share of US$2.5533 at which the Series B Preferred Shares were issued on the Series B Original Issue Date, subject to adjustments made for share splits, share subdivision, share combination and the like.[1]
“Series B Preferred Share Preference Amount”	has the meaning prescribed to it in Section 5.1(b).
“Series B Preferred Shares”	has the meaning prescribed to it in recital B.
“Series B Share Purchase Agreement”	has the meaning prescribed to it in recital B.
“Series C Closing Date”	means the date of the Series C Closing.
“Series C Closing”	means the Closing as defined in the Series C Share Purchase Agreement.
“Series C Conversion Shares”	means Ordinary Shares issued upon conversion of the Series C Preferred Shares.
“Series C Director”	has the meaning prescribed to it in Section 1.2(i)(b).
“Series C Preferred Holder(s)”	means the holder(s) of any Series C Preferred Shares (including the Ordinary Shares on as-converted basis).
“Series C Preferred Share Issue Price”

means the per share price of Series C Preferred Shares at which time such Series C Preferred Shares were first issued, as adjusted for share dividends, splits, combinations, recapitalizations or similar events and are otherwise provided herein.

“Series C Preferred Share Preference Amount”	has the meaning prescribed to it in Section 5.1 (a).
“Series C Preferred Shares”	has the meaning prescribed to it in recital E.
“Series C Share Purchase Agreement”	has the meaning prescribed to it in recital D.
“Series Seed Shares”	means the Series Seed shares of the Company.
“Shareholders”	means the holders of Ordinary Shares, Series Seed Shares and/or Preferred Shares.
“Shares”	means all shares of the Company, including Ordinary Shares, Series Seed Shares and Preferred Shares.
“Super Co-Sale Right”	has the meaning prescribed to it in Section 4.2(ii)(d)(bb).
“Super Participation Notice”	has the meaning prescribed to it in Section 3.5.
“Super Participation Right”	has the meaning prescribed to it in Section 3.5.
“Tencent Restricted Persons”	means the persons set out in Exhibit C.
“Tencent”	has the meaning prescribed to it in Schedule A-5.
“Trade Sale”

means (i) a sale, lease, transfer or other disposal of all or substantially all of the assets of the Company, (ii) a transfer or an exclusive licensing of all or substantially all of the intellectual property of the Company, (iii) a sale, transfer or other disposal of a majority of the issued and outstanding share capital of the Company or a majority of the voting power of the Company; or (iv) a merger, consolidation or other business combination of the Company resulting in a change of Control of the Company.

“UNCITRAL Rules”	has the meaning prescribed to it in Section 11.13(b).
“Violation”	has the meaning prescribed to it in Section 2.9(i).
“Vision Plus”	has the meaning prescribed to it in Schedule A-5.
“WFOE”	has the meaning prescribed to it in paragraph 3 of the introduction.

EXHIBIT A

Notices

Group Companies, BVI Co. and Founder Chen Yukun (陈彧堃) Address: B03, Floor 17, No. 6 Building, Jinqiu Guoji Tower, No. 6 Zhichun Road, Haidian District, Beijing, PRC Tel: 86-13581547646	DotC United Inc Email: Ryan.Fisher@uk.gt.com； Liam.McEntee@uk.gt.com； John.G.Skelton@uk.gt.com； Sam.Thompson@uk.gt.com

Angel Investor

Great Wise Enterprises Limited

Address: 55th Floor, Fortune Financial

Center, Suite 5501, 5 East 3rd Ring Rd.,

Chaoyang District, Beijing 100020, PRC

Tel: 86-13811528453

Email: nextbit@126.com

LC Funds Attn: Lv Lv (吕律), Wang Wenlong (王文龙) Address: Room 4801B-4802, Tower 2, Plaza 66, No. 1366, Nanjing West Road, Shanghai, PRC Email: lvlv@legendcapital.com.cn， wangwl@legendcapital.com.cn
Danhua Capital Attn: Anjia Gu, Judy Yan Address: 435 Tasso St, Suite 305, Palo Alto, CA 94301 Email: agu@danhuacap.com, judyyan@dh.vc

Tencent

Image Frame Investment (HK) Limited

c/o Tencent Holdings Limited

Level 29, Three Pacific Place

1 Queen's Road East

Wanchai, Hong Kong

Attention: ComplianceandTransactions Department, Larry Xu( 徐 俊 杰 ), Kirstin Chen(陈雯侠) , Chen Yue(陈越), Ning Jun(宁 军)

Email:legalnotice@tencent.com

larryjxu@tencent.com

kirstinchen@tencent.com

yueyuechen@tencent.com

cning@tencent.com

with a copy to:

Tencent Building, Keji Zhongyi Avenue,

Hi-tech Park, Nanshan District,

Shenzhen 518057, PRC

Attention: Mergers and Acquisitions Department

Email: PD_Support@tencent.com

Vision Plus Attn: WANG Qi ( 王琦), Mark Chen, Tina Wang Address: 1910, 2 International Finance Centre, 8 Finance Street, Hong Kong Email: james.wang@vplus.vc, mark.cheng@vplus.vc，tina.wang@vplus.vc	New Locality Limited Attn: Ma Yi (马祎) Address: Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands Email: mayisnow.yi@gmail.com
CW Ads Limited Attn: Qun Lou, Cynthia Yan, Weile He Address: No.201A, Anfu Road, Xuhui District, Shanghai, China Email: bill@chengwei.com, cynthia.yan@chengwei.com， hwl@chengwei.com

Banyan Worldwide Group Ltd.

Attn: Peter Wong, Qiuyue Zhong

Address: Suite 1601-3, ICBC Tower Three

Garden Road Central, Hong Kong

Email: peter_wong@gaorongvc.com; legalGroup@gaorongvc.com;

qiuyue_zhong@gaorongvc.com

Cosmic Vision Innovations Limited

Attn: Shi Yi, Meng Jia Guan

Address: Unit 417, 4th Floor, Lippo Centre, Tower Two, No.89 Queensway, Admiralty, Hong Kong

Email: mengjia.guan@cvision.capital，

ys@cvision.capital，

Lightspeed China Partners III, L.P. Attn: Crystal Gao, Herry Han Address: Rm 2105, No. 233 Taicang Road, Shanghai, China Email: crystalgao@lightspeedcp.com, herryhan@lightspeedcp.com

BAI GmbH

Attn: Bettina Wulf / Dr. Michael Kronenburg Address:Carl-Bertelsmann-Straße 270,

33311 Gütersloh, Germany

Email: Bettina.Wulf@Bertelsmann.de; Michael.Kronenburg@Bertelsmann.de

With a copy to:

Attn: Christine Sun / Ye Liu/ Will Wang

Address: Unit 1609, 16/F, West Tower,

Genesis Beijing, 8 Xinyuan South Road, Chaoyang District., Beijing 100027,

P.R.China (北京市朝阳区新源南路 8 号启皓北京西塔 16 层 1609，邮编 100027)

Email: Christine.Sun@Bertelsmann.com; ye.liu@bertelsmann.com;

will.wang@bertelsmann.com

Golden Dawn TMT Investment II Limited

Attn: Stephanie, TANG; Lorraine Zhang, Bo

Zhang, Vincent Yang

Address: Suite 905-6 on the 9th Floor of ICBC

Tower, Three Garden Road, Hong Kong

Email: USTMT_INV@5ycap.com,

lorrainezhang@5ycap.com，

bozhang@5ycap.com

vincentyang@5ycap.com

BrightAds Investment Limited Email: Ryan.Fisher@uk.gt.com； Liam.McEntee@uk.gt.com； John.G.Skelton@uk.gt.com； Sam.Thompson@uk.gt.com